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                                                                 EXHIBIT (10)(C)


                EQUIBUILDER, EQUIBUILDER II, AND EQUIBUILDER III
                            TELEPHONE AUTHORIZATION

I (OR WE, IF JOINT OWNERS), HEREBY AUTHORIZE AMERICAN FRANKLIN LIFE INSURANCE COMPANY (AFL) TO ACT ON TELEPHONE INSTRUCTIONS TO TRANSFER VALUES AMONG THE VARIABLE DIVISIONS AND THE GUARANTEED INTEREST DIVISION AND TO CHANGE ALLOCATIONS FOR FUTURE PREMIUM PAYMENTS AND MONTHLY DEDUCTIONS GIVEN BY:


[_]


POLICY OWNER(S) OR THE AGENT/REGISTERED REPRESENTATIVE WHO IS APPOINTED TO REPRESENT AFL AND THE FIRM AUTHORIZED TO SERVICE MY POLICY.

AFL AND ANY PERSON DESIGNATED BY THIS AUTHORIZATION WILL NOT BE RESPONSIBLE FOR ANY CLAIM, LOSS OR EXPENSE BASED UPON TELEPHONE INSTRUCTIONS RECEIVED AND ACTED ON IN GOOD FAITH, INCLUDING LOSSES DUE TO TELEPHONE INSTRUCTION COMMUNICATION ERRORS. AFL'S LIABILITY FOR ERRONEOUS TRANSFERS AND ALLOCATIONS, UNLESS CLEARLY CONTRARY TO INSTRUCTIONS RECEIVED, WILL BE LIMITED TO CORRECTION OF THE ALLOCATIONS ON A CURRENT BASIS. IF AN ERROR, OBJECTION OR OTHER CLAIM ARISES DUE TO A TELEPHONE TRANSACTION, I WILL NOTIFY AFL IN WRITING WITHIN FIVE WORKING DAYS FROM RECEIPT OF CONFIRMATION OF THE TRANSACTION FROM AFL. I UNDERSTAND THAT THIS AUTHORIZATION IS SUBJECT TO THE TERMS AND PROVISIONS OF MY VARIABLE UNIVERSAL LIFE INSURANCE POLICY AND ITS RELATED PROSPECTUS. THIS AUTHORIZATION WILL REMAIN IN EFFECT UNTIL MY WRITTEN NOTICE OF ITS REVOCATION IS RECEIVED BY AFL AT ITS HOME OFFICE OR THE DEATH OF THE OWNER OR INSURED.



SIGNED AT: _________________________________  DATE: __________________
             CITY                    STATE


          X___________________________________
            SIGNATURE OF OWNER


          X____________________________________
            SIGNATURE OF JOINT OWNER (IF APPLICABLE)